UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 21, 2015
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The 2015 Annual Meeting of Shareholders of Lincoln National Corporation ("LNC") was held on May 21, 2015.

(b)  Shareholders voted on the matters set forth below.

Item 1.   Election of Directors

The nominees for election to the Board of Directors were elected, each for a one-year term.  For each nominee, the votes cast for, against, abstentions, and broker non-votes were as follows:

	Aggregate Votes
Director Nominee	For	Against	Abstentions	Broker Non-Votes
George W. Henderson, III	191,524,209	1,152,795	1,390,318	28,240,867
Eric G. Johnson	189,858,317	2,831,711	1,377,294	28,240,867
M. Leanne Lachman	188,571,684	2,984,623	2,511,015	28,240,867
Isaiah Tidwell	190,713,607	1,914,425	1,439,290	28,240,867

Item 2.   Ratification of Auditors

The proposal to ratify the appointment of Ernst & Young LLP as LNC's independent registered public accounting firm for 2015 was approved.  The votes cast for and against this proposal, as well as the abstentions were as follows:

Aggregate Votes
For	Against	Abstentions
219,126,004	1,740,213	1,441,972

There were no broker non-votes for this item.

Item 3.   Advisory Vote on Executive Compensation

The resolution to approve, on an advisory basis, the compensation of LNC's executive officers named in the proxy statement for the 2015 Annual Meeting of Shareholders was approved.  The votes cast for and against this proposal, as well as the abstentions, were as follows:

Aggregate Votes
For	Against	Abstentions	Broker Non-Votes
186,053,013	5,833,282	2,181,027	28,240,867

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By: /s/ Randal J. Freitag
Name: Randal J. Freitag
Title: Executive Vice President and Chief Financial Officer

Date:  May 22, 2015